SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – May 17, 2005

ANWORTH MORTGAGE ASSET CORPORATION

(Exact name of Registrant as specified in its Charter)

Maryland	001-13709	52-2059785
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-4493

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a) On May 17, 2005, Anworth Mortgage Asset Corporation (“Anworth”) issued a press release announcing that its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, filed a registration statement with the Securities and Exchange Commission for the purpose of registering $100 million of its common stock in connection with a contemplated initial public offering.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

(b) On May 17, 2005, Anworth issued a press release announcing that its Board of Directors had authorized it to acquire up to 2,000,000 shares of its common stock, or approximately 4% of its total shares of common stock outstanding. The shares are expected to be acquired at prevailing prices through open market transactions. The purchases are to be made subject to restrictions relating to volume, price and timing. The actual number and timing of share repurchases will be subject to market conditions and applicable Securities and Exchange Commission rules.

A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit 99.1

Press Release dated May 17, 2005 of the Registrant.

Exhibit 99.2

Press Release dated May 17, 2005 of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: May 17, 2005	By:	/s/ Lloyd McAdams
	Name:	Lloyd McAdams
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 17, 2005 of the Registrant.

99.2	Press Release dated May 17, 2005 of the Registrant.